UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2017

HCA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02. Results of Operations and Financial Condition.

On October 31, 2017, HCA Healthcare, Inc. (the “Company”) issued a press release announcing, among other matters, its results of operations for the third quarter ended September 30, 2017, the text of which is set forth as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On October 31, 2017, the Company issued a press release announcing, among other matters, its results of operations for the third quarter ended September 30, 2017, the text of which is set forth as Exhibit 99.1.

Item 8.01. Other Events.

On October 31, 2017, the Company announced that its Board of Directors had authorized an additional share repurchase program for up to $2 billion of the Company’s outstanding common stock. Repurchases will be made in accordance with applicable securities laws from time to time in the open market, through privately negotiated transactions, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press Release, dated October 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC.

/s/ William B. Rutherford
William B. Rutherford Executive Vice President and Chief Financial Officer

Date: October 31, 2017